Exhibit 99.1

FOR IMMEDIATE RELEASE

Premier Inc. Expands GPO Position in Continuum of Care Market with Agreement to Acquire Innovatix, LLC and Essensa Ventures, LLC

•	Acquisition expected to be immediately accretive and will extend Premier’s GPO footprint in fast-growing continuum of care space.

•	Combined entity aligns continuum of care business with standardized sales, support and technology to create new economies of scale, deeper sales opportunities and increased contract penetration for existing and new customers.

•	Fiscal 2017 financial guidance raised on expected contribution from acquisition.

CHARLOTTE, N.C. — (November 28, 2016) — Premier Inc. (NASDAQ: PINC), a leading healthcare improvement company, reached an agreement to acquire Innovatix, LLC and Essensa Ventures, LLC, two continuum of care group purchasing companies for $325 million. Premier currently owns a 50-percent interest in Innovatix. GNYHA Holdings LLC, an affiliate of the Greater New York Hospital Association (GNYHA), currently owns the other 50 percent of Innovatix and 100 percent of Essensa.

Innovatix is a leading supply chain solutions company and group purchasing organization (GPO) serving more than 32,000 facilities in multiple classes of trade, including senior living facilities (assisted living, continuing care retirement communities, independent living and skilled nursing), independent medical oncologists and pharmacies (home infusion, long-term care, mail order and retail). Essensa is a national GPO delivering procurement solutions and supply chain efficiencies to classes of trade not served by Innovatix, including ambulatory care, surgery centers, imaging centers, behavioral/mental health clinics and clinical laboratories. Both Innovatix and Essensa specialize in group purchasing in the continuum of care market, or institutional healthcare providers that are outside the acute care hospital or health system.

“This transaction complements Premier’s core Supply Chain Services offering by expanding and consolidating our GPO capabilities into the high-growth continuum of care market,” said Susan DeVore, president and CEO of Premier. “As long-standing business partners with GNYHA, we will integrate these assets and customer segments with our existing continuum of care business and expect to achieve even greater scale for top-tier pricing in both the acute and non-acute markets. These capabilities are critical to address the changing needs of healthcare, where the drive toward population health management and lower cost of care requires a cross-continuum reach.”

Premier expects to utilize its existing credit line to purchase the remaining 50 percent stake in Innovatix and 100 percent of Essensa from GNYHA for $325 million. The transaction is expected to close before the end of the 2016 calendar year, subject to customary closing conditions. The purchase agreement also provides that Premier will pay GNYHA Holdings a total of up to an additional

$43 million if the acquired companies achieve certain performance targets in fiscal 2017. Based on information provided by GNYHA Holdings, in the 12 months ended June 30, 2016, the acquired businesses generated approximately $88 million in revenue and $50 million in net income. The combined businesses have also experienced double-digit compound annual revenue growth for the past three years.

The transaction is expected to be immediately accretive to revenue and earnings. As 50 percent owner of Innovatix, Premier recorded approximately $22 million in equity in net income of unconsolidated affiliates for its fiscal year ended June 30, 2016. Based on a closing date before Dec. 31, 2016, the acquisition is expected to contribute approximately $53 million to $60 million to Supply Chain Services net revenue, $18 million to $21 million in incremental non-GAAP segment adjusted EBITDA, and $0.04 to $0.06 in incremental fully distributed earnings per share during the fiscal year ending June 30, 2017. The transaction also generates a meaningful tax benefit for Premier’s stockholders. In addition, Premier expects the acquisition to have a nominal positive impact on consolidated adjusted EBITDA margin in fiscal 2017 given that 100 percent of Essensa revenue will be consolidated in Premier’s financial statements, while only the incremental 50 percent of the equity earnings of Innovatix that are not already reported in Premier’s adjusted EBITDA will increase fiscal 2017 adjusted EBITDA. Descriptions of adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” at the end of this release.

“We believe that continuum of care is a significant, underpenetrated market,” said John Sganga, president and CEO of Innovatix and Essensa. “We anticipate that the combination of Premier, Innovatix and Essensa will allow us to offer a broad range of contracts, to a large number of providers, all at best-in-class pricing tiers. We believe this strategic endeavor will harness the power of Innovatix and Essensa’s deep continuum of care knowledge and specialized employee talent; leverage our industry-leading partnership model and tools to drive sales and revenue; combine Innovatix, Essensa and Premier’s world-class advocacy organizations for a more effective impact on continuum of care providers; and strengthen our collective supply chain offerings. Combined, we expect the partnership to provide greater savings for members, committed and stable volumes for our contracted suppliers, and revenue and earnings growth to Premier.”

In addition to continuum of care scale, the acquisition also brings a closed door/long-term care pharmacy offering and customer base that Premier does not currently serve directly, creating a more robust long-term care solution, as well as new cross-sell opportunities to an untapped segment of the market. Closed door pharmacies are those that are not open to the general public, instead servicing only patients in the healthcare facility.

“Innovatix and Essensa are proven partners and a perfect fit for Premier,” said Michael J. Alkire, Premier’s chief operating officer. “Combining their assets, which are focused exclusively on the continuum of care market, with Premier’s business should allow us to standardize sales, support and technology services for our Supply Chain Services business segment. Innovatix and Essensa have a proven track record for delivering deep savings to continuum of care markets, driven by their unique partnership model and financial analysis tools. We are excited by the potential of this transaction to expand our footprint, strengthen our portfolio and drive further contract penetration. We believe our combined strengths will increase value for healthcare providers across the nation and provide long-term growth for Premier.”

The Innovatix and Essensa 165-person team will continue to operate out of headquarters in New York City. John Sganga will continue to serve as the company leader, reporting to Alkire. The companies will be integrated into and reported as part of Premier’s Supply Chain Services segment.

Updated fiscal 2017 financial guidance

Premier is raising fiscal 2017 financial guidance, based on an assumed closing date of Dec. 1, 2016, and assuming the Innovatix and Essensa businesses continue to grow at their historic rates. In addition, the underlying assumptions about Premier’s business have not changed from the assumptions and guidance introduced on Aug. 22, 2016 and affirmed/revised on Nov. 7, 2016.

Fiscal 2017 Financial Guidance (1)

Premier, Inc. raises full-year fiscal 2017 financial guidance, as follows:

(in millions, except per share data)	Current* FY 2017	% YoY Increase	Previous FY 2017
Net Revenue:
Supply Chain Services segment	$1,149.0 - $1,200.0	39% - 45%	$1,096.0 - $1,140.0
Performance Services segment	$355.0 - $375.0	7% - 13%	$355.0 - $375.0

Total Net Revenue	$1,504.0 - $1,575.0	29% - 35%	$1,451.0 - $1,515.0

Non-GAAP adjusted EBITDA	$493.0 - $521.0	12% - 18%	$475.0 - $500.0

Non-GAAP adjusted fully distributed EPS	$1.80 - $1.93	13% - 21%	$1.76 - $1.87

*	Guidance raised on November 28, 2016, based on assumption of revenue and non-GAAP adjusted EBITDA contributions from Innovatix and Essensa, assuming acquisition closes by December 1, 2016.
(1)	The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is because of two primary reasons:

•	Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the company’s stock price between quarters, which the company cannot predict, control or reasonably estimate.

•	Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common stock and corresponding Class B units into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange shares on a quarterly basis.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,750 U.S. hospitals and 130,000 other provider organizations. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com.

About Innovatix and Essensa

Innovatix is a leading supply chain solutions company and group purchasing organization (GPO) serving more than 32,000 facilities in multiple classes of trade, including senior living facilities (assisted living, continuing care retirement communities, independent living and skilled nursing), independent medical oncologists and pharmacies (home infusion, long-term care, mail order and retail). Currently, Innovatix is jointly owned by the GNYHA Holdings and Premier, with each holding a 50% interest. Essensa is a national GPO delivering procurement solutions and supply chain efficiencies to classes of trade not served by Innovatix, including ambulatory care, surgery centers, imaging centers, behavioral/mental health clinics and clinical laboratories. Both Innovatix and Essensa specialize in group purchasing in the continuum of care market, or institutional healthcare providers that are outside the acute care hospital or health system.

Forward-looking statements

Statements made in this release that are not statements of historical or current facts, such as those related to Premier’s ability to provide enhanced product and service offerings, deepen its existing relationships and expand its customer base, the realization of expected long-term growth prospects and identified synergies, the timing and amount of revenue and earnings accretion, tax benefits and other financial contributions, if any, from the acquisition, the expected closing date and future operations and integration matters described herein, and the statements under the heading “Updated fiscal 2017 financial guidance” above are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and also made available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income and adjusted fully distributed earnings per share to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units per year) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

CONTACTS:
Media contact:	Investor relations contact:
Amanda Forster	Jim Storey
Vice President, Public Relations	Vice President, Investor Relations
202.879.8004	704.816.5958
amanda_forster@premierinc.com	jim_storey@premierinc.com

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